   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 31, 1997

                                                       REGISTRATION NO. 333-1364
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            CONSO PRODUCTS COMPANY
              (Exact name of registrant as specified in charter)

         SOUTH CAROLINA                                  57-0986680
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                    513 NORTH DUNCAN BYPASS, P. O. BOX 326
                              UNION, S.C. 29379
                                 803/427-9004
             (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)

                          S. DUANE SOUTHERLAND, JR.
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            CONSO PRODUCTS COMPANY
                    513 NORTH DUNCAN BYPASS, P. O. BOX 326
                              UNION, S.C. 29379
                                 803/427-9004
                   (Name, address, including zip code, and
                       telephone number, including area
                         code, of agent for service)

                 PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

   J. NORFLEET PRUDEN, III                         M. HILL JEFFRIES, JR.
   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.     ALSTON & BIRD
   NATIONSBANK CORPORATE CENTER, SUITE 4200        ONE ATLANTIC CENTER
   100 NORTH TRYON STREET                          1201 WEST PEACHTREE STREET
   CHARLOTTE, N.C. 28202-4006                      ATLANTA, GA 30309-3424

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement is declared effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================================
                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
 TITLE OF SHARES    AMOUNT TO BE     OFFERING PRICE         AGGREGATE            AMOUNT OF
TO BE REGISTERED   REGISTERED(1)     PER SHARE(1)(2)   OFFERING PRICE(1)(2)  REGISTRATION FEE
------------------------------------------------------------------------------------------------
  Common Stock     1,003,350(3)         $11.25            $11,576,250            $3,992(4)
================================================================================================

(1) All share amounts give effect to the registrant's three-for-two stock split effected by means of a share dividend paid October 4, 1996.
(2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 9, 1996, the number of shares (1,029,000) initially registered and the statutory fee rate in effect at such time.
(3) Reflects removal of 25,650 shares from registration by means of this post-effective amendment.
(4)      Previously paid.

================================================================================

                                EXPLANATORY NOTE

In accordance with the registrant's undertaking made pursuant to Item 512(a)(3) of Regulation S-K in the Registration Statement (Registration No. 333-1364) as previously filed, the registrant files this Post-Effective Amendment No. 1 for the purpose of removing from registration 25,650 shares of the registrant's Common Stock that were originally registered to be sold for the account of a selling shareholder, C.V. Balakrishnan, and that remain unsold upon termination of the offering to which the Registration Statement relates. Such removal is reflected by changing the number of shares set forth under "Amount to be Registered" in the Calculation of Registration Fee table on the cover page of the Registration Statement from 1,029,000 shares to 1,003,350 shares (the actual number of shares sold in the offering prior to its termination). All share amounts give effect to the registrant's three-for-two stock split effected by means of a share dividend paid October 4, 1996. All of the shares sold in this offering were sold prior to the declaration and payment of such share dividend.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of South Carolina, on January 29, 1997.

                                    CONSO PRODUCTS COMPANY


                                    By:  /s/  S. Duane Southerland, Jr.
                                         ---------------------------------------
                                         S. Duane Southerland, Jr.
                                         President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                 Title                                Date
       ---------                                 -----                                ----

 /s/ Duane Southerland, Jr.        President and Chief Executive Officer        January 29, 1997
----------------------------       (Principal Executive Officer)
S. Duane Southerland



              *                    Chief Financial Officer, Vice President-     January 29, 1997
----------------------------       Finance and Treasurer (Principal
Gilbert G. Bartell                 Financial Officer)




              *                    Chief Accounting Officer and Controller      January 29, 1997
----------------------------       (Principal Accounting Officer)
David B. Dechant


              *                    Director and Chairman of the Board           January 29, 1997
----------------------------
J. Cary Findlay


              *                    Director                                     January 29, 1997
----------------------------
Konstance J. K. Findlay

              *                    Director                                     January 29, 1997
----------------------------
Antony W. Laughton

              *                    Director                                     January 29, 1997
----------------------------
Marcus T. Hickman

              *                    Director                                     January 29, 1997
----------------------------
John H. Maxheim

              *                    Director                                     January 29, 1997
----------------------------
James H. Shaw



*  By    /s/ S. Duane Southerland, Jr.
         --------------------------------------
         S. Duane Southerland, Attorney-in-Fact

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